Exhibit 99.2

GROUP AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of March 9, 2016, by and among (1) Engine Capital, L.P., a Delaware limited partnership (“Engine Capital”), Engine Jet Capital, L.P., a Delaware limited partnership (“Engine Jet”), Engine Capital Management, LLC, a Delaware limited liability company (“Engine Management”), Engine Investments, LLC, a Delaware limited liability company (collectively with Engine Capital, Engine Jet, and Engine Management, the “Engine Parties”), and (2) Norwood Investment Partners, LP, a California limited partnership (“Norwood Investments”), and Norwood Capital Partners, LP, a Delaware limited partnership (together with Norwood Investments, the “Norwood Parties” and, with the Engine Parties, each a “Party” to this Agreement, and collectively, the “Parties” or the “Group”).

WHEREAS, each of the Parties is a shareholder, direct or beneficial, of Sparton Corporation, an Ohio corporation (the “Company”); and

WHEREAS, the Parties have formed the Group for the purpose of (i) undertaking a plan of action at the Company aimed at enhancing shareholder value, which plan may include, but is not limited to, proposals relating to the Company’s operations, cost and capital allocation, strategic alternatives, the calling of special meeting(s), and/or reconstitution of the Company’s Board of Directors, (ii) taking all action necessary or advisable to achieve the foregoing and (iii) taking any other actions the Group determines to undertake in connection with its respective investment in the Company (collectively, the Group Activities”).

NOW, IT IS AGREED, this 9th day of March 2016 by the Parties hereto:

1. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Group agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company (including options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company, each a “Security” and collectively, the “Securities”).  Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2. So long as this Agreement is in effect, the Parties shall provide reasonable advance notice to Olshan Frome Wolosky LLP (“Olshan”) prior to effecting any purchase, sale, acquisition or disposal of any and all Securities of which it has, or would have, direct or indirect beneficial ownership so that Olshan may advise the Group on the potential filing implications for any such contemplated transactions.  In order to facilitate the monitoring of the sale, acquisition and/or disposition of any Security beneficially owned by any and every Party (and related disclosure requirements under applicable law), the Parties further agree to provide notice to Olshan by 5:00 PM (EST) of the day of such purchase(s), sale(s) or disposal of Securities by any such Party.

3. Each of the undersigned agrees to form the Group for the purposes of undertaking the Group Activities.

4. The Parties understand that certain expenses and costs (including all legal fees) are likely to be incurred in connection with the Group Activities (the “Expenses”), and each of the Engine Parties and the Norwood Parties agrees to pay its pro rata portion of all such Expenses based on the number of shares of the Company in the aggregate beneficially owned by each the Engine Parties and the Norwood Parties.  The pro rata distribution shall be adjusted each month based on each of the Engine Parties’ and the Norwood Parties’ respective ownership percentage as of the last day of the preceding month.  Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be split by the Engine Parties and Norwood Parties in proportion to the Expenses paid pursuant to this Section 4.

5. Each of the Parties hereto agrees that any SEC filing, press release, communication or communication proposed to be made or issued by the Group or any member of the Group in connection with the Group Activities shall be as directed and first approved by Engine Management, who will provide notice to, and a reasonable opportunity for, the Norwood Parties to review and comment upon any SEC filing, press release, communication, communication, or any proposed agreement or negotiating position with respect to the Company.  The Parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group Activities.  The Parties further agree that Engine Management shall be the primary decision maker with respect to the content and timing of public or private communications and negotiating positions taken on behalf of the Group.  Each of the Parties hereto further agrees that any communication with the Company in connection with or related to Group Activities shall be at Engine Management’s direction, and that the Parties shall not participate in such communications with the Company on the Group’s behalf without Engine Management’s prior written consent.

6. The relationship of the Parties hereto shall be limited to carrying on the Group Activities in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such Group Activities as described herein.  Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Except as otherwise may be provided herein, nothing shall restrict any Party’s right to purchase or sell Securities, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

7. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one (1) and the same instrument, which may be sufficiently evidenced by one counterpart.

8. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties hereto consent and submit to the exclusive jurisdiction the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

9. This Agreement shall terminate upon the earlier of (i) the certification of votes in connection with the Company’s 2016 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof or (ii) the written consent of the Engine Parties and the Norwood Parties to such termination.

10. Each of the undersigned Parties hereby agrees that Olshan shall act as counsel for the Group and each of the Engine Parties and the Norwood Parties as relating to their investment in the Company and the Group Activities set forth herein.

11. Each of the undersigned Parties hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D that may in the future be required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

ENGINE CAPITAL, L.P.

By:	Engine Investments, LLC its General Partner

ENGINE JET CAPITAL, L.P.

By:	Engine Investments, LLC its General Partner

ENGINE CAPITAL MANAGEMENT, LLC

ENGINE INVESTMENTS, LLC

By:	/s/ Arnaud Ajdler
	Name:	Arnaud Ajdler
	Title:	Authorized Signatory

NORWOOD CAPITAL PARTNERS, LP

By:	Norwood Investment Partners, LP its General Partner

NORWOOD INVESTMENT PARTNERS, LP

By:	Norwood Investment Partners GP, LLC its General Partner

By:	/s/ Charles H. Hoeveler
	Name:	Charles H. Hoeveler
	Title:	Authorized Signatory